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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CENTERSPAN COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified In Its Charter)

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To the Shareholders of CenterSpan Communications Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CenterSpan Communications Corporation, an Oregon Corporation (the "Company"), will be held at the RiverPlace Hotel, located at 1510 SW Harbor Way, Portland, Oregon, on Tuesday, May 15, 2001, at 2:00 p.m. local time for the following purposes:

  1.
  To elect three Class A Directors of the Company;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent accountants for the year ending December 31, 2001; and

  3.
  To transact any other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting, and any adjournment thereof.

    Information concerning the Company's activities and operating performance during the year ended December 31, 2000 is contained in the Company's Annual Report, which is enclosed.

    YOUR VOTE IS IMPORTANT. All shareholders are invited to attend the meeting. Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it promptly in the enclosed return envelope. If you attend the meeting and you are a shareholder of record, you may vote in person even if you have returned your proxy.

                      By Order of the Board of Directors,

                      Mark B. Conan
                      Secretary

Hillsboro, Oregon
April 16, 2001

PROXY STATEMENT FOR 2001 ANNUAL MEETING
OF SHAREHOLDERS

General

    This proxy statement and the enclosed form of proxy are being mailed on or about April 16th, 2001 to shareholders of CenterSpan Communications Corporation, an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Tuesday, May 15, 2001, at 2:00 p.m. local time, at the RiverPlace Hotel, located at 1510 SW Harbor Way, Portland, Oregon, and any adjournment thereof (the "Annual Meeting").

Revocability of Proxies

    A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation, or a duly executed proxy bearing a later date, or by personally attending and voting at the Annual Meeting.

Record Date and Outstanding Shares

    Only shareholders of record at the close of business on March 30, 2001 (the "Record Date") will be entitled to vote at the meeting. At the close of business on the Record Date, there were 8,046,285 shares of the Company's common stock ("Common Stock") outstanding.

Quorum and Voting

    Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

    If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. For all other matters, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

    Shares represented by a properly executed proxy will be voted in accordance with the shareholder's instructions if given. If no instructions are given, shares will be voted "FOR" (i) the election of the nominees for directors named herein; and (ii) the ratification of the appointment of KPMG LLP as independent accountants for the year ending December 31, 2001, and will be voted in accordance with the best judgment of the persons named in the accompanying form of proxy on any other matters properly brought before the Annual Meeting. The Board of Directors knows of no other matters to be presented for action at the meeting.

    Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies will be received and tabulated by ChaseMellon Shareholder Services, the Company's transfer agent.

Solicitation of Proxies

    This solicitation is being made on behalf of, and the cost of soliciting proxies will be borne by, the Company. In addition to solicitation by mail, certain of the Company's directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. The terms of the directors in each class expire at the annual meeting of shareholders in the years listed on the chart below. Under the Company's articles of incorporation and bylaws, Class A Directors are to be elected at the 2001 annual meeting of shareholders.

Class A Directors 2004	Class B Directors 2002	Class C Directors 2003
David Billstrom	Frank G. Hausmann	Lee E. Mikles
Jerome J. Meyer	Gen. Merrill A. McPeak	Frederick M. Stevens
G. Gerald Pratt

    The Board of Directors has nominated Messrs. Billstrom, Meyer and Pratt for re-election as directors in Class A, to serve for three-year terms and until their successors are elected and qualified, unless they shall earlier resign, become disqualified or disabled or shall otherwise be removed.

    Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR"
THE ELECTION OF ALL NOMINEES.

BOARD OF DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION

    Set forth below are the ages, as of the Record Date, and certain biographical information for each director and nominee.

    David Billstrom, 39, became a member of the Board of Directors in November 1999. Mr. Billstrom is a venture capitalist. In January 2000, Mr. Billstrom founded FBR CoMotion Venture Capital. From January to August 1999 he was Vice President of Content Services for Infoseek/Go Network, which is now owned by Disney. In 1996, Mr. Billstrom co-founded Quando, Inc. and served as Chief Executive Officer, President and Chairman until the company was acquired by Infoseek in January 1999. Quando built and operated targeted search engines and custom directories for e-commerce, events, venues, and audio clips for such clients as AOL, IBM, Qualcomm and Infoseek. In 1993, Mr. Billstrom co-founded Media Mosaic, a CD-ROM publisher, which was restructured as Quando in January 1996. Prior to 1993, Mr. Billstrom spent seven years at Intel Corporation as a sales/marketing executive. Mr. Billstrom is a member of the board of directors of ThinkShare, RadioCentral and MeasureCast.

    Jerome J. Meyer, 63, became a member of the Board of Directors in October 1999. Mr. Meyer is Chairman of the Board of Directors of Tektronix, a manufacturer and distributor of electronic products. He has been a director of Tektronix since 1990, and was President and Chief Executive Officer from November 1990 until January 2000. Mr. Meyer was Corporate Vice President of Honeywell Inc., an electronics manufacturer from August 1986 until April 1987, and President and Chief Executive Officer of Honeywell Bull Inc., now known as Bull Information Systems, Inc., from April 1987 until July 1988. He returned to Honeywell, Inc. and served as President of their industrial business until joining

Tektronix in November 1990. Mr. Meyer serves on the Board of Directors of Standard Insurance Company and is a member and past chairman of the Oregon Business Council.

    G. Gerald Pratt, 73, has been a director of the Company since its inception in 1990. Since 1980, Mr. Pratt has been a private venture capitalist. Mr. Pratt has been a trustee of the Meyer Memorial Trust, a charitable trust, since 1978.

    Frank G. Hausmann, 43, became a member of the Board of Directors in October 1998 and was elected Chairman of the Board in March 2000. He has been employed by the Company since July 1998, serving as President and Chief Executive Officer since October 1998 and Vice President, Finance and Administration and Chief Financial Officer prior to that time. From August 1997 to May 1998, Mr. Hausmann was Vice President, Finance and Chief Financial Officer of Atlas Telecom, Inc., a developer of enhanced facsimile and voice-mail solutions, which was organized in 1985. Mr. Hausmann was recruited by Atlas in an attempt to raise $50 million necessary to effect the turn around of the company. In June 1998, Atlas filed for reorganization under the bankruptcy code. From September 1995 to July 1997, he served as Vice President, Corporate Development and General Counsel of Diamond Multimedia Systems, Inc., a designer and marketer of computer peripherals such as modems and graphics and sound cards. From June 1993 to September 1995, Mr. Hausmann was Executive Vice President and Chief Financial Officer for Supra Corporation, a designer and marketer of modems that was acquired by Diamond Multimedia Systems, Inc. in September 1995. Mr. Hausmann received B.S. degrees in economics and political science from Willamette University and a J.D. degree from the University of Oregon. He is a member of the Oregon State Bar.

    General Merrill A. McPeak, 65, became a member of the Board of Directors in March 1996. He has been the President of McPeak and Associates, an international aerospace consulting firm, since January 1995. General McPeak spent 37 years in the United States Air Force, and was Chief of Staff from October 1990 to October 1994, when he retired. He also serves on the Board of Directors of Tektronix, Inc., TWA, Inc. and ECC International Corp., where he serves as Chairman of the Board. He holds a B.A. degree in economics from San Diego State University and a M.S. degree in international relations from George Washington University.

    Lee E. Mikles, 45, became a member of the Board of Directors on March 15, 2000. Mr. Mikles is Chairman of Mikles/Miller Management, Inc. ("Mikles/Miller"), a registered investment adviser and he has been with Mikles/Miller since its formation in 1992. Mikles/Miller is the managing general partner of the Kodiak family of funds. Mr. Mikles serves on the Board of Directors of Coastcast Corp. (NYSE: PAR), Boss Holdings, Inc. (Nasdaq: BSHI), Official Payments Corp. (Nasdaq: OPAY) and NelNet Group Corporation.

    Frederick M. Stevens, 64, became a member of the Board of Directors in December 1993. From April 1988 until his retirement in January 1991, Mr. Stevens was Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. Prior to this, Mr. Stevens was Executive Vice President of Kmart Inc. overseeing the Specialty Retailing Division. He also served on the Board of Directors or as a Trustee of Oregon Public Broadcasting, Oregon Symphony, Linfield College, Good Samaritan Foundation and Boys and Girls Clubs and as Past President of the Salvation Army Metro Board. He is presently a member of the Board of Directors of Unicru.

BOARD MEETINGS AND COMMITTEES

    During 2000, there were eight meetings of the Board of Directors. Each director during 2000 attended more than 75% of the aggregate number of Board of Directors' meetings and meetings of Board committees of which he was a member.

    The Board of Directors has a standing Audit Committee, currently consisting of Messrs. Meyer, Mikles and Pratt. The Audit Committee held three meetings during 2000.

    The Board of Directors also has a standing Compensation Committee, currently consisting of Messrs. Billstrom and Stevens and General McPeak. The Compensation Committee considers and acts upon management's recommendations to the Board of Directors regarding salaries, bonuses, stock options, and other forms of compensation for the Company's executive officers. Executive officers who are also directors of the Company do not participate in decisions affecting their own compensation. The Compensation Committee held one meeting during 2000.

    The Board of Directors does not have a Nominating Committee or any other committee that performs a similar function.

REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board of Directors reports to the Board and is responsible for overseeing CenterSpan's annual audit and quarterly financial reviews, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is comprised of three directors, all of whom meet independence requirements under current National Association of Securities Dealers corporate governance standards. The Audit Committee's activities are governed by a written charter, which was adopted by the Board in June 2000. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In discharging its responsibilities, the Audit Committee and its individual members have met with management and CenterSpan's independent auditors, KPMG LLP, to review the Company's accounting functions, the audited financial statements for the year ended December 31, 2000, and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the auditors any relationships that may impact their objectivity and independence.

    Based on its review and discussions with management and CenterSpan's independent auditors, the Audit Committee recommended to the Board that the audited Financial Statements be included in CenterSpan's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the United States Securities and Exchange Commission.

    Submitted by the Audit Committee of the Board of Directors:

Jerome J. Meyer
Lee E. Mikles
G. Gerald Pratt

COMPENSATION OF DIRECTORS

    During 2000, each non-employee director received an annual fee of $5,000 and $1,000 for each Board and committee meeting attended, respectively (unless the committee meeting was held on the same day as a Board meeting), and $500 for each Board and committee meeting attended via telephone. In 2000, each non-employee director who had been a director for more than one year received options to purchase 10,000 shares of Common Stock and each new non-employee director received options to purchase 50,000 shares of Common Stock at a price equal to the fair market value on the date of grant. In addition, in 2000, each such non-employee director was granted, under the Company's Nonqualifying Stock Option Plan, options to purchase between 21,000 and 30,000 shares of the Company's Common Stock at an exercise price of $8.313 per share, the fair market value of the Company's Common Stock on the grant date. No employee director receives additional compensation for his or her service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during 2000 were Messrs. Stevens and Billstrom and General McPeak, all independent, non-employee directors. No executive officer of the Company serves as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

FAMILY RELATIONSHIPS

    There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer, and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed KPMG LLP ("KPMG"), independent accountants, as auditors of the Company for the year ending December 31, 2001, subject to ratification by the shareholders.

    A representative of KPMG is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of the firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG was the Company's independent accountant for the year ended December 31, 2000.

    PricewaterhouseCoopers LLP ("PWC") was the Company's independent auditors for its fiscal year ended December 31, 1998. On November 17, 1999, with the approval of the Audit Committee of the Board of Directors, the Company dismissed PWC as its independent auditors. PWC's reports on the Company's financial statements for the two fiscal years ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two fiscal years ended December 31, 1998 and during 1999 through November 17, 1999, there were no disagreements with PWC on any matter of auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

    PWC filed, with the Securities and Exchange Commission, a letter dated November 17, 1999 indicating its concurrence with these statements.

    The Company engaged KPMG as its new independent accountants as of November 17, 1999. During the two fiscal years ended December 31, 1998 and through November 17, 1999, the Company had not consulted with KPMG on items which: 1) were or should have been subject to SAS 50; or 2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304 (a) (2)).

Fees Paid to Auditors Related to Fiscal 2000

Audit Fees	$71,450
Financial Information Systems Design and Implementation	—
All Other	5,600

Total	$77,050

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR"
THE RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT ACCOUNTANTS

EXECUTIVE OFFICERS

    Set forth below are the ages, as of the Record Date, and certain biographical information for the executive officers of the Company.

Name	Age	Position
Frank G. Hausmann(1)	43	Chairman and Chief Executive Officer
Mark B. Conan	40	Vice President of Finance, Administration, Chief Financial Officer and Secretary
Steven G. Frison	48	Senior Vice President, Product Development and Chief Technology Officer
Andrew Mallinger	42	Vice President of Marketing
David A. McFeeters-Krone	33	Vice President, Strategic Planning

(1)
For information regarding Mr. Hausmann, see "Board of Director and Nominee Biographical Information."

    Mark B. Conan has been employed by the Company since November 1999 as Vice President of Finance, Administration, Chief Financial Officer and Secretary. Prior to joining the Company, he served as Vice President of Finance, Controller and Treasurer and Tax Director and Assistant Treasurer for Crown Pacific Partners, L.P. (NYSE: CRO) from 1993 to November 1999. Mr. Conan spent 10 years with Price Waterhouse LLP, as an accountant, prior to joining Crown Pacific. He earned a Bachelor of Science degree in Business Administration/Accounting from Oregon State University and is a C.P.A.

    Steven G. Frison joined the Company in February 2000 as Vice President, Engineering and was promoted in August 2000 to Senior Vice President, Product Development and Chief Technology Officer. Prior to joining the Company, he served as Vice President of Engineering for nCUBE Corporation, the world's leading developer of interactive Streaming Media Servers. Prior to joining nCUBE, Mr. Frison was Chief Technology Officer and Chief Scientist of Complete Business Solutions, Inc. (Nasdaq: CBSI) from January 1996 through June 1999. From January 1995 through January 1996 he was the Vice President of Product Development for Now Software, Inc. From December 1993 through January 1995, he was an Engineering Manager in Intel Corporation's Personal Conferencing Division. He received his B.S. in Mathematics/Computer Science from Portland State University.

    Andrew Mallinger joined the Company in January 2001 as Vice President, Marketing. Prior to joining the Company, he was a General Manager at InstallShield Software Corporation, where he oversaw a product team including product marketing, channel marketing, strategic alliances and product development. He also acted as InstallShield's Director of Product Management, overseeing the marketing team responsible for all InstallShield authoring products. From June 1994 to July 1998, Mr. Mallinger was Director of Product Management at CCC Information Services ("CCC"), the leading software provider to the insurance claims industry. At both InstallShield and CCC, he led teams that successfully launched new products to the market. From March 1991 to May 1994, Mr. Mallinger managed his own consulting practice, with Kraft U.S.A. being one of his clients. He holds an M.B.A. from Northwestern University's J. L. Kellogg Graduate School of Management and a B.A. in Computer Science and Economics from Denison University.

    David A. McFeeters-Krone has been employed by the Company since June 1999 as Vice President, Strategic Planning. He served as a Marketing Manager for the Intel Architecture Labs from July 1997 until joining the Company. From July 1994 until July 1997, he was Director of Technology Commercialization at Nasa's Mid-Atlantic Technology Applications Center. From 1992 until July 1994, he was a licensing associate in the Massachusetts Institute of Technology technology licensing office. He earned a B.S. degree in physics from the University of Michigan and a M.B.A. degree from the University of Pittsburgh.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has entered into arrangements with all of the executive officers listed in the table above providing for a severance payment equal to six months base salary if they are terminated without cause. The Company has also entered into change-in-control agreements with all the executive officers listed in the table above providing for a severance payment equal to 12 months (18 months in the case of Mr. Hausmann) base salary in the event of termination as the result of a change-in-control of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for 2000 to the Company's Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during 2000 (collectively, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options (#)		All Other Compensation
Frank G. Hausmann (2) Chairman and CEO	2000 1999 1998	$230,000 199,500 82,150	$115,000 140,000 25,000	$1,869 1,680 —	85,000 100,000 190,000	(3)	$	— — —
Steven G. Frison (4) Senior Vice President of Product Development and CTO	2000 1999 1998	186,667 — —	100,000 — —	2,350 — —	345,000 — —			— — —
Mark B. Conan (5) Vice President of Finance and Administration and CFO	2000 1999 1998	150,000 22,500 —	45,000 12,500 —	2,250 — —	50,000 100,000 —			— — —
David A. McFeeters-Krone(6) Vice President, Strategic Planning	2000 1999 1998	120,000 61,700 —	15,000 25,000 —	1,864 — —	75,000 90,000 —			— — —
Robert B. Smart (7) Former Vice President, Marketing and Business Development	2000 1999 1998	111,029 106,263 —	— 33,000 —	— — —	20,000 90,000 —			— — —

(1)
Other annual compensation represents the Company's matching contributions under its 401(k) plan.

(2)
Mr. Hausmann's 1998 salary represents amounts earned since joining the Company in July 1998 through December 1998.

(3)
Includes 80,000 replacement options granted upon surrender of options previously granted. Surrendered options had an exercise price of $7.00 per share.

(4)
Mr. Frison's 2000 salary represents amounts earned since joining the Company in February 2000 through December 2000.

(5)
Mr. Conan's 1999 salary represents amounts earned since joining the Company in November 1999 through December 1999.

(6)
Mr. McFeeters-Krone's 1999 salary represents amounts earned since joining the Company in June 1999 through December 1999.

(7)
Mr. Smart's 1999 salary represents amounts earned since joining the Company in January 1999 through December 1999. Mr. Smart's 2000 salary represents amounts earned from January 2000 through October 2000, when Mr. Smart's employment terminated.

Option Grants

    The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 2000.

Option Grants In Last Fiscal Year

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)
			Exercise Price ($/Sh.)(2)	Expiration Date
Name					5%	10%
Frank G. Hausmann	20,000 65,000	1.8 6.0%	$23.875 8.313	02/03/10 12/06/10	$300,297 339,820	$761,012 861,171
Steve G. Frison	125,000 75,000 25,000 120,000	11.5 6.9 2.3 11.0	26.000 14.250 9.875 8.313	02/11/10 05/31/10 09/27/10 12/06/10	2,043,908 672,131 155,258 627,360	5,179,663 1,703,312 393,455 1,589,854
Mark B. Conan	50,000	4.6	8.313	12/06/10	261,400	662,439
David A. McFeeters-Krone	20,000 55,000	1.8 5.0	23.875 8.313	02/03/10 12/06/10	300,297 287,540	761,012 728,683
Robert B. Smart(4)	20,000	1.8	23.875	02/03/10	300,297	761,012

(1)
Options granted during 2000 vest in one of two ways: they become exercisable as to 25% of the total amount on each of the first through fourth anniversaries of the grant date or they become exercisable as to 1/6th of the total subject shares after six months and an additional 1/36th each month thereafter.

(2)
Based on the closing prices of the Common Stock as reported on The Nasdaq National Market on the respective grant dates.

(3)
This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(4)
Mr. Smart terminated in October 2000, and as such, his options expired in January 2001.

Option Exercises and Holdings

    The following table provides information concerning unexercised options held at December 31, 2000 by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable			Value of Unexercised In-The-Money Options At FY-End ($)(1) Exercisable/ Unexercisable
Frank G. Hausmann,	—	$—	252,500	/	122,500	$1,543,220	/	$186,875
Steve G. Frison	—	—	—	/	345,000	—	/	377,825
Mark B. Conan	—	—	25,000	/	125,000	—	/	143,750
David A. McFeeters-Krone	—	—	22,500	/	142,500	—	/	158,125
Robert B. Smart	—	—	16,250		—	9,149	/	—

(1)
Calculated based on the difference between the market value of the underlying securities at December 31, 2000, $11.188 per share, and the exercise price of the unexercised options. The potential values have not been, and may never be, realized.  The underlying options have not been, and may never be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

    It is the duty of the Compensation Committee to evaluate the performance of management, review levels of compensation, and consider related matters.

    The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual cash compensation of executive officers should be contingent upon the performance of the Company and the individual executive officer as well. As a result, a substantial portion of an executive officer's compensation is "at risk," with annual bonus compensation constituting a significant portion of total compensation.

    The compensation programs of the Company are designed to align the executive officers' compensation with the strategic goals and performance of the Company and underlying interests of the Company's shareholders. Accordingly, executive officers are generally granted options to purchase shares of the Company's stock under the Company's stock option plans tied to their level of compensation and contribution.

    The base compensation for Frank G. Hausmann, the Company's Chairman and Chief Executive Officer, was determined by the Compensation Committee to be $230,000 for 2000 based upon prevailing market conditions. Mr. Hausmann was also awarded a bonus of $115,000 related to 2000 performance and options exercisable for 85,000 shares of Common Stock.

David Billstrom
Merrill A. McPeak
Frederick M. Stevens

*
Neither the Compensation Committee Report nor the graph set forth below shall be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN*

    The following graph and table set forth the Company's total cumulative shareholder return as compared to that of The Nasdaq U.S. Stock Market and of the S&P Computer Software and Services Index. The total shareholder return assumes that $100 was invested at the beginning of the period in Common Stock of the Company, The Nasdaq U.S. Stock Market Index and the S&P Computer Software and Services Index, with all cash dividends reinvested on the date paid. Historical stock price performance is not necessarily indicative of future stock price performance.

		Indexed Returns Year Ended
	Base Period 12/31/95
Company/Index		12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
CenterSpan	$100.00	$115.09	$197.26	$248.75	$503.34	$173.94
Nasdaq U.S. Market	100.00	123.00	150.93	212.28	394.57	237.45
S&P Computer Software & Services	100.00	155.46	216.56	392.39	725.66	342.86

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership as of March 30, 2001 of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

	Common Stock(2)
Shareholder(1)	Number of Shares(3)	Percent of Shares Outstanding
Peter R. Kellog(4)	1,979,172	24.6%
Sawtooth Capital Management, Inc.(5)	784,775	9.8%
G. Gerald Pratt	439,881	5.4%
Frank G. Hausmann	257,500	3.1%
Steven G. Frison	50,000	*
Frederick M. Stevens	43,208	*
General Merrill A. McPeak	34,350	*
David A. McFeeters-Krone	27,500	*
Mark B. Conan	25,000	*
Jerome J. Meyer	18,000	*
David Billstrom	15,000	*
Lee E. Mikles	—	—
Robert B. Smart	—	—
All current executive officers and directors as a group (11 persons)	910,439	10.8%

*
Less than 1%

(1)
Unless otherwise indicated, the address of each beneficial owner identified is CenterSpan Communications Corporation, 7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For purposes of this table, a person is deemed to be the beneficial owner of securities that (i) can be acquired by such person within 60 days upon the exercise of options or warrants and (ii) are held by such person's spouse or other immediate family member sharing such person's household. Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person), that are exercisable within 60 days after March 30, 2001, have been exercised.

(3)
Includes/excludes options or warrants currently exercisable or exercisable within 60 days/beyond 60 days after March 30, 2001 for shares of the Company's Common Stock as follows:

Name	Includes Shares Subject to Options Exercisable within 60 days	Excludes Shares Subject to Options Not Exercisable within 60 days
G. Gerald Pratt	38,470	57,250
Frank G. Hausmann	257,500	217,500
Steve G. Frison	50,000	395,000
Frederick M. Stevens	38,470	57,250
General Merrill A. McPeak	34,350	58,750
David A. McFeeters-Krone	27,500	147,500
Mark B. Conan	25,000	160,000
Jerome J. Meyer	15,000	85,000
David Billstrom	15,000	85,000
Lee E. Mikles	—	85,000
Robert B. Smart	—	—
All executive officers and directors as a group	501,290	1,473,250
(4)
This information was obtained from Schedule 13D filed by Mr. Kellogg. Mr. Kellogg's address is c/o Spear, Leeds & Kellogg, 120 Broadway, New York, NY 10271.

(5)
This information was obtained from Schedule 13G filed by Sawtooth Capital Management, Inc. ("Sawtooth"). Includes 577,128 shares owned by Sawtooth Partners, L.P. Sawtooth has shared voting and dispositive power with respect to all 784,775 shares. Sawtooth is a registered investment advisor whose clients, including Sawtooth Partners, L.P., have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of Common Stock. No person, other than Sawtooth Partners, L.P., holds more than five percent of the shares beneficially owned by Sawtooth. Sawtooth Capital Management, L.P. is the sole general partner of Sawtooth Partners, L.P. Sawtooth is the sole general partner of Sawtooth Capital Management, L.P., and Bartley B. Blout is the controlling shareholder of Sawtooth. The address for all of these persons is 1801 Century Park East, Century City, CA 90067.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who beneficially own more than 10 percent of the Company's Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for such reports have been established. Persons subject to the Section 16(a) reporting requirements are required to furnish the Company copies of all Section 16(a) reports they file with the SEC. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports are required, all Section 16(a) filing requirements applicable to such reporting persons were complied with during 2000 except that Mr. Steve Frison, an executive officer of the Company, failed to timely file a Form 3, Initial Statement of Beneficial Ownership of Securities.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than December 17, 2001 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

    According to the Company's Bylaws, for business to be properly brought before the 2002 Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2002 Annual Meeting; provided, that in the event that less than 70 days' notice of the date of the 2002 Annual Meeting is given to the shareholders, notice by the shareholder, to be timely, must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed.

    If the Company receives proper notice of a shareholder proposal pursuant to the Company's Bylaws, and such notice is not received a reasonable time prior to mailing by the Company of its proxy materials for the Company's 2002 Annual Meeting of Shareholders, the Company's proxy holders will use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

    THE COMPANY'S 2000 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, CENTERSPAN COMMUNICATIONS CORPORATION, 7175 N.W. EVERGREEN PARKWAY #400, HILLSBORO, OREGON 97124.

April 16, 2001	Mark B. Conan Secretary CenterSpan Communications Corporation

APPENDIX A

CENTERSPAN COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

JUNE 1, 2000

I. GENERAL FUNCTIONS, AUTHORITY, AND ROLE

    The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

    The company's outside auditor shall be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

    The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

    While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II.  MEMBERSHIP

    The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.

    Audit committee members and the committee chair shall be designated by the full board of directors upon the recommendation of the nominating committee.

III. RESPONSIBILITIES

    The responsibilities of the audit committee shall be as follows:

  A.  GENERAL

  1.
  Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

  2.
  Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

  3.
  Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

  4.
  Perform such functions as may be assigned by law, the company's certificate of incorporation or bylaws, or the board of directors.

  B. OUTSIDE AUDITOR

  1.
  As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

  2.
  Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

  3.
  Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

  C. AUDIT PROCESS AND RESULTS

  1.
  Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

  2.
  Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  3.
  Consider and review with the outside auditor:

  a.
  The adequacy of the company's internal controls including computerized information system controls and security.

  b.
  Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

  c.
  The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

  4.
  Review and discuss with management and the outside auditor at the completion of the annual examination:

  a.
  The company's audited financial statements and related footnotes.

  b.
  The outside auditor's audit of the financial statements and their report thereon.

  c.
  Any significant changes required in the outside auditor's audit plan.

  d.
  Any serious difficulties or disputes with management encountered during the course of the audit.

  e.
  Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

  5.
  Consider and review with management:

  a.
  Significant findings during the year and management's responses thereto.

  b.
  Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

  c.
  Any changes required in the planned scope of the audit plan.

  6.
  Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

  7.
  Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  D. SECURITIES AND EXCHANGE COMMISSION FILINGS

  1.
  Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements.

  2.
  Review with management and the outside auditor drafts of earnings releases and the results of the auditor's interim reviews or annual audits before they are released to the public or filed with the Securities and Exchange Commission or other regulators.

  3.
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

  E. INTERNAL CONTROLS AND LEGAL MATTERS

  1.
  Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

  2.
  Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies.

PROXY

CENTERSPAN COMMUNICATIONS CORPORATION
7175 N.W. Evergreen Parkway #400
Hillsboro, OR 97124-5839

PROXY FOR THE MAY 15, 2001 ANNUAL MEETING OF SHAREHOLDERS

    This Proxy is Solicited By the Board of Directors of CenterSpan Communications Corporation (the "Company").

    The undersigned shareholder(s) of the Company hereby appoint Frank Hausmann and Mark B. Conan and each of them, as proxies, each with the power of substitution to represent and to vote, as designated in this Proxy, all the shares of Common Stock of the Company held of record by the undersigned as of March 30, 2001, at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 15, 2001 at the RiverPlace Hotel, located at 1510 SW Harbor Way, Portland, Oregon and at any and all adjournments thereof.

(Continued, and to be marked, dated and signed, on the other side)

						Please mark your votes as indicated in this example		/X/
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	PROPOSAL 1 - Election of Class A Directors for terms expiring in 2004 To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:	/ /	/ /	2.	PROPOSAL 2 - To ratify the appointment of KPMG LLP as the Company's independent accountants for the year ending December 31, 2001.	/ /	/ /	/ /
	David Billstrom Jerome J. Meyer G. Gerald Pratt			THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.				3.	Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Board of Directors is not presently aware of any such matters to be presented for action at the meeting.

Although the Board of Directors anticipates that all nominees will be available to serve as Directors of the Company, if any nominee is unable, or for good cause is unwilling to serve, this Proxy will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.
IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.
I do ( ) do not ( ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Signature(s)	Dated	, 2001
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/\ FOLD AND DETACH HERE /\

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PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.
BOARD OF DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION
BOARD MEETINGS AND COMMITTEES
REPORT OF AUDIT COMMITTEE
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
FAMILY RELATIONSHIPS
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT ACCOUNTANTS
EXECUTIVE OFFICERS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*
COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN*
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
CENTERSPAN COMMUNICATIONS CORPORATION
AUDIT COMMITTEE CHARTER
JUNE 1, 2000
CENTERSPAN COMMUNICATIONS CORPORATION 7175 N.W. Evergreen Parkway #400 Hillsboro, OR 97124-5839
PROXY FOR THE MAY 15, 2001 ANNUAL MEETING OF SHAREHOLDERS